ASSET SALE AGREEMENT

                         Dated:  26 February 2002


                               BETWEEN

                           BIOA PTY LIMITED

                                 AND

                             BIOTECHNOLOGY
                          AUSTRALIA PTY LIMITED

                                 AND

                 ACCESS PHARMACEUTICALS AUSTRALIA PTY LIMITED

                                 AND

                       ACCESS PHARMACEUTICALS, INC.

                                 AND

                       HUMAN THERAPEUTICS LIMITED



                         DIBBS BARKER GOSLING
                                Lawyers
                        Level 8 123 Pitt Street
                            SYDNEY NSW 2000
                             DX 101 Sydney
                         Tel:+61 2 8233 9500
                         Fax:+61 2 8233 9555
                         Ref:  GRC/JPR/3061160

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                           TABLE OF CONTENTS

1.   DEFINITIONS AND INTERPRETATION          1
2.   SALE OF ASSETS                          6
3.   PURCHASE CONSIDERATION                  6
4.   CONDUCT PENDING COMPLETION              7
5.   TITLE AND POSSESSION                    8
6.   COMPLETION                              8
7.   EMPLOYEES                               9
8.   POST COMPLETION                        10
9.   VENDORS' WARRANTIES                    12
10.  MUTUAL REPRESENTATIONS AND WARRANTIES  13
11.  LIMITATION OF LIABILITY                14
12.  NO MERGER                              16
13.  NOTICES                                16
14.  COSTS                                  18
15.  ENTIRE AGREEMENT                       18
16.  NO WAIVER                              18
17.  GOVERNING LAW AND JURISDICTION         18
18.  COUNTERPARTS                           18
19.  GST                                    19
20.  WITHHOLDING TAX                        19
21.  GUARANTEE                              19
22.  ASSIGNMENT                             22

SCHEDULE 1 PLANT AND EQUIPMENT
SCHEDULE 2 INTELLECTUAL PROPERTY
SCHEDULE 3 EMPLOYEES
SCHEDULE 4 WARRANTIES
SCHEDULE 5 SCHEDULE OF EXCEPTIONS
SCHEDULE 6 ASSIGNMENT DEED
SCHEDULE 7 FORM OF WARRANT

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                         ASSET SALE AGREEMENT

THIS AGREEMENT dated 26 February 2002

BETWEEN   BIOA PTY LIMITED (formerly known as BIOTECH
          AUSTRALIA PTY LIMITED) ABN 52 003 804 984 ("BA") and
          BIOTECHNOLOGY AUSTRALIA PTY LIMITED (to be known as
          BlOB PTY LIMITED) ABN 32 001 521 866
          ("Biotech") each of 28 Barcoo Street, Roseville, NSW 2069

AND       ACCESS PHARMACEUTICALS AUSTRALIA PTY
          LIMITED ACN 099 593 898 of 23 Greenfield Avenue, Middle Cove, NSW 2068 (the "Purchaser")

AND       ACCESS PHARMACEUTICALS, INC. of 2600 Stemmons
          Freeway, Suite 176, Dallas, TEXAS, 75207-2107, United States of America ("AccessUSA")

AND       HUMAN THERAPEUTICS LIMITED ABN 36 008 540 556 of
          28 Barcoo Street, Roseville, NSW 2069 ("HTLA")

RECITALS

A.   The Vendors are the legal and beneficial owners of the Assets.

B. The Vendors have agreed to sell and the Purchaser has agreed to purchase the Assets on the terms and conditions contained in this agreement.

C. AccessUSA has agreed to guarantee the performance by the Purchaser of the Guaranteed Obligations under this agreement.

D. HTLA has agreed to guarantee the performance by the Vendors of the Vendors' Obligations under this agreement.

OPERATIVE PROVISIONS

1. DEFINITIONS AND INTERPRETATION

1.1   Definitions

In this agreement, including the recitals, unless contrary to or inconsistent with the context:

"Assignment Deed" means the deed of assignment and consent between Biotech, BA, the Purchaser, AccessUSA and GroPep a copy of which is attached as schedule 6.

"Accrued Entitlements" means accrued but unpaid annual leave, sick leave and long service leave entitlements of the Employees as at Completion.

"Assets" means:

(a)   the Plant and Equipment; and

(b)   the Intellectual Property,
but no other assets or property of the Vendors.

"AMEX" means the American Stock Exchange.

"Authorised Officer" means a director or secretary of a Party or any person appointed by a Party whose title or office includes the word "manager", "executive" or "vice president" or a person performing the functions of any of them and who has the power and authority to act on behalf of such Party.

"Average Selling Price" means the volume weighted average selling price for the shares of AccessUSA sold on market on AMEX during the 20 Business Days immediately prior to Completion.

"Business" means the business currently undertaken by BA and Biotech of research and development of drug delivery technology including the VB12 Platform Technology, folate targeting technology and nano-particle networks with a view to commercialisation.

"Business Day" means a day on which AccessUSA's shares were able to be traded on AMEX, excluding Saturdays and Sundays.

[*] means [*] of [*].

"[*] Agreement" means the Material Transfer Agreement between
[*] and BA dated 29 March 2001, which terminated as of 15
February 2002.

"[*] Payments" means any payments from [*] to the Purchaser or AccessUSA for a licence in relation to the subject matter of the [*] Agreement which total [*].

"Claim" means any, claim, action, proceeding, notice, litigation, investigation, judgment or demand made whether based in contract, tort, statute or otherwise.

"Completion" means completion of the sale and purchase of the Assets contemplated in this agreement that will occur on the Completion Date.

"Completion Date" means 27 February 2002 or such other date the Parties may agree in writing.

"Completion Steps" means those actions or events specified in clause
6.4.

"Confidentiality Agreement" means the confidentiality agreement between the Vendors and AccessUSA dated 18 July 2001.
"Employee" means each of the people whose names are set out in schedule 3.

"Employee Entitlements" means the Accrued Entitlements together with all salary, wages, annual leave, sick leave, long service leave, employer superannuation contributions and any other benefits or entitlements due to or accrued by Employees after Completion.

"Employee Payment" means the payment for salary, wages and employer superannuation contributions due to or for the Employees up to and including the date of Completion.

* Confidential Portions have been omitted and are on file separately with the Commission.

"Encumbrance" means:

(a) a mortgage, pledge, lien, charge, claim, covenant, assignment by way of security, hypothecation, secured interest, title retention arrangement, preferential right, trust arrangement, (including without limitation, any set-off or "flawed-asset" arrangement having the same or equivalent commercial effect as a grant of security); or

(b) other interest including any right of any person to purchase, occupy or use any of the Assets whether under an option, agreement to purchase, licence, lease, hire-purchase, pre-emptive right or right of first refusal or otherwise.

"Escrow Period" means the period from completion until the date 1 year after Completion during which the Vendors may not sell, transfer, assign or part with the benefit of the Shares.

"GroPep" means GroPep Limited ACN 008 176 289.

"GST Act" means the "A New Tax System (Goods and Services Tax)
Act 1999 (Cth)".

"Guaranteed Obligations" means all express obligations to be observed or performed by or on behalf of the Purchaser under this agreement.

"Intellectual Property" means:

(a)   the VB12 Patents; and

(b) all proprietary rights, confidential information and know how in respect of the rights referred to in paragraph (a), including all copyrights, designs, production records, technical information, laboratory notebooks, manufacturing know-how, trade secrets, mask works, methods, processes and any licences, other agreements and applications with respect to the forgoing.

"Liabilities" means all liabilities (whether actual, contingent or prospective), losses (whether consequential, incidental or economic), lost profits, damages, outgoings, costs and expenses of whatever description including reasonable attorneys' fees and costs relating thereto or relating to the defence of a Claim.

"Licence Agreement" means the licence agreement between GroPep and the Purchaser dated on or about the date of Completion in relation to part of the Property.

"Plant and Equipment" means the plant and equipment listed in schedule 1.

"Property" means the whole of the land contained in certificates of title folio identifiers 1/217498 and 3/217498 and known as 28 Barcoo
Street, Roseville, NSW 2069.

"Purchase Consideration" is defined in clause 3.

"Records" means those records, files and correspondence belonging to or used by the Vendors which relate directly or indirectly to the Assets.

"Related Body Corporate" has the meaning given to that term by the Corporations Act 2001.

"Schedule of Exceptions" means the schedule of exceptions to the Warranties set out in Schedule 5.

"SEC" means the Securities and Exchange Commission of the United
States of America.

"Shares" means the number of shares of common stock in AccessUSA determined by dividing US$750,000 by the Average Selling Price.

"[*]" means [*].

"[*] Agreement" means a licence agreement between the Purchaser, or Related Body Corporate of the Purchaser or AccessUSA and [*] (or a Related Body Corporate of [*]) relating to applications of the VB12
Platform Technology in relation to [*] (but not including in relation to undertaking development research to determine if [*] will enter into such an agreement).

"Vendors" means BA and Biotech.

"VB12 Patents" means the granted and pending patents, the patent applications, enhancements and improvements in respect of the VB12 Platform Technology set out in schedule 2.

"VB12 Platform Technology" means the use of vitamin B12 and folate:

(a)   to target anti-cancer agents to tumours;

(b) to facilitate the uptake of orally administered drug or biologically active substances into the blood stream;

(c)   to enhance the targeting of other therapeutic agents;

(d)   in any manner relating to the subject matter of the VB12 Patents;
and

(e) in any manner directly or indirectly relating to paragraphs (a) - (d) above.

"Vendors' Obligations" means all express obligations to be observed or performed by or on behalf of the Vendors under this agreement.

"Warranties" means the representations and warranties of the Vendors set out in schedule 4.

"Warrants" means 25,000 warrants to purchase shares of common stock of AccessUSA each with an exercise price of US$5.00 and each exercisable at any time between the date which is 1 year after Completion and the date which is 3 years after Completion, substantially in the form of schedule 7.

1.2   Interpretation

In this agreement, including the recitals, unless contrary to or inconsistent with the context:

(a)   words importing:

(i)   the singular include the plural and vice versa; and

(ii)   a gender includes every other gender;

* Confidential Portions have been omitted and are on file separetly with the Commission.

(b) a reference to a party or person includes a reference to that party or person, its successors, substitutes (including, but not limited to, a party or person taking by novation), executors, administrators and assigns;

(c) a reference to any thing or matter is a reference to the whole and any part of it;

(d) the word "person" includes a corporation and vice versa; an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any governmental agency;

(e) a reference to a group of persons or parties is a reference to any two or more of them jointly and to each of them individually;

(f) a covenant, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally;

(g) a covenant, representation or warranty on the part of two or more persons binds them jointly and severally;

(h) a reference to this agreement or other document includes any variation, novation or replacement of or supplement to any of them from time to time;

(i) where any clause contains sub-clauses, paragraphs or sub-paragraphs, each sub-clause, paragraph and sub-paragraph however called will be read and construed separately and independently of any other;

(j) a reference to a document includes without any limitation any deed or agreement in writing, certificate, notice or other instruction of any kind;

(k)   a reference to A$ means the lawful currency of Australia;

(1) a reference to US$ means the lawful currency of the United States of America;

(m)   a reference to STGL means the lawful currency of the United
Kingdom;

(n) "writing" and related expressions includes all means of reproducing words in a tangible and permanently visible form;

(o) headings are inserted only for guidance and do not affect the interpretation of this agreement;

(p) a reference to any statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing them and a reference to a statute includes all regulations, proclamations, ordinances and by-laws made or issued under that statute;

(q)   a reference to a body other than a party to this agreement:

(i)   which ceases to exist; or

(ii) the powers or functions of which are transferred to another body, is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

(r) no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this agreement; and

(s) all references to accounting and financial terms have the meaning commonly given to them in accordance with the accounting principles generally accepted in Australia (in the case of Australian matters or references) or the United States (in the case of United States matters or references).

2.   SALE OF ASSETS

The Vendors as beneficial owners agree to sell and assign the Assets to the Purchaser free from any Encumbrance and the Purchaser agrees to purchase and acquire the Assets free from any Encumbrance, as at and with effect from Completion for the Purchase Consideration.

3.   PURCHASE CONSIDERATION

3.1   Purchase Consideration

The Purchase Consideration is the total of all payments required to be made by the Purchaser to the Vendor pursuant to this clause 3.

3.2   Payment Obligations
(a) At Completion, the Purchaser must pay US$500,000 by cash or bank cheque or electronic funds transfer to the Vendors or as they direct in writing.

(b) At Completion, or as soon as practicable after Completion, the Purchaser must procure the issue of the Shares to the Vendors or as they direct in writing.

(c) At Completion, or on a date after Completion specified in writing by the Vendors, the Purchaser must procure the issue of the Warrants to the Vendors or as they direct in writing.

(d)   Within 3 Business Days of entering into the [*]
Agreement, the Purchaser must pay US$100,000 by cash or bank cheque of electronic funds transfer to the Vendors or as they direct in writing.

(e)   Within 3 Business Days of the Purchaser or AccessUSA or any
Related Body Corporate of the Purchaser or AccessUSA receiving the [*] Payments, the Purchaser must pay US$250,000 by cash or bank cheque or electronic funds transfer to the Vendors or as they direct in writing.

(f) On the date which is 1 year after Completion, the Purchaser must pay US$175,000 by cash or bank cheque or electronic funds transfer to the Vendors or as they direct in writing.

(g) On the date which is 2 years after Completion, the Purchaser must pay US$175,000 by cash or bank cheque or electronic funds transfer to the Vendors or as they direct in writing.

* Confidential Portions have been omitted and are on file separetly with the Commission.

(h) On the date which is 3 years after Completion, the Purchaser must pay US$175,000 by cash or bank cheque or electronic funds transfer to the Vendors or as they direct in writing.

4.   CONDUCT PENDING COMPLETION

4.1   Vendors' Conduct

Until Completion, the Vendors must not, without the prior consent of the Purchaser:

(a) create any Encumbrance over any part of the Assets (other than a charge over the Intellectual Property in favour of GroPep, which, if granted, will be discharged on Completion);

(b)   sell or license any Assets;

(c) increase the compensation payable to any Employee, or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to or with any Employee; or

(d) do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any contract, commitment or obligation related to the Assets or the Business.

Until the earlier of Completion or March 31, 2002, the Vendors must not, without the prior consent of the Purchaser, negotiate for, solicit, or enter into any agreement with respect to the sale of the capital stock of the Vendors or any substantial portion of the Assets or any merger or other business combination of the Vendors, to or with any person other than the Purchaser and AccessUSA; provided, however, that the Vendors may negotiate with and enter into an agreement with GroPep regarding the proposed transactions among those parties as previously disclosed to the Purchaser and AccessUSA.

4.2   Vendors' Obligations

Until Completion, the Vendors must:

(a) comply with all laws, regulations and orders applicable with respect to the Business and the Assets or as may be required for the valid and effective transfer of the Assets;

(b) maintain with financially sound and reputable insurance companies, funds or underwriters adequate insurance of the kinds, covering such risks and in such amounts and with such deductibles and exclusions as are consistent with prudent business practice with respect to the Business and the Assets;

(c) promptly advise the Purchaser and AccessUSA in writing of any material adverse change in the condition of any of the Assets or the Business; and

(d) use their best endeavours to discharge or remove any current Encumbrance on any of the Assets.

4.3   Vendors' Assistance

Subject to any confidentiality obligations owed by the Vendors or its Related Bodies Corporate, the Vendors must, until Completion, comply with all reasonable requests to:

(a) supply to the Purchaser or its representative any information in its possession or control relevant to the Assets or the Employees; and

(b) assist the Purchaser to gain knowledge of or concerning the Employees or the operation of the Assets.

4.4   Confidentiality

Any and all information disclosed by any of the parties to this agreement to any of the other parties to this agreement as a result of the negotiations leading to the execution of this agreement, or in furtherance thereof, which information was not already publicly known to such receiving party, shall remain confidential to each such party and its respective employees and agents. Each of the parties to this agreement agrees not to further divulge or disclose or use for its benefit or purposes any such information at any time in the future unless such information has otherwise entered the public domain.

5.   TITLE AND POSSESSION

5.1   Title

Title to the Assets will pass to the Purchaser at Completion free of any Encumbrance.

5.2   Possession

Possession of the Assets and risk related to the Assets will be given and taken at Completion.

6.   COMPLETION

6.1   Time for Completion

Completion is to take place beginning at 11.00 a.m. (Sydney time) on the Completion Date at the Sydney offices of Dibbs Barker Gosling, solicitors for the Vendors.

6.2   Completion Steps

Completion will occur when each of the Completion Steps have been completed to the satisfaction of the parties. Each of the Completion Steps is interdependent. No Completion Step will be effective unless each other Completion Step is completed and Completion takes place.

6.3   Reasonable Endeavours

Each party will use all reasonable endeavours prior to Completion to ensure that all relevant parties will be in a state of preparedness to complete the Completion Steps on the Completion Date.

6.4   Obligations at Completion

At Completion the following events must occur in sequential order and the parties agree to take all such steps and do all such things as are necessary on their respective parts to ensure that:

(a)   the Vendors deliver to the Purchaser:

(i) possession and control of the Assets including duly executed transfers required to vest any of the Assets in the Purchaser;

(ii)   certificates or other evidence of title to the Assets;

(iii)   any required consents to the transfer of the Assets or VB12
Patents;

(iv) the Records, except that the Vendor may keep copies of any Records required to be maintained pursuant to any statutory or regulatory requirement; and

(v) any other document that will be reasonably necessary to give full effect to the agreement and the assignment of the Assets to the Purchaser;

(b)   the Purchaser:

(i) pays to the Vendors (or as they direct in writing) the portion of the Purchase Consideration in accordance with clause 3.2(a);

(ii) procures the issue of the Shares to the Vendors (or as the they direct in writing) in accordance with clause 3.2(b);

(iii) procures the issue of the Warrants to the Vendors (or as they direct in writing) in accordance with clause 3.2(c);

(iv) delivers to the Vendors a duly executed counterpart of the Assignment Deed;

(v) delivers to the Vendors written notice addressed to Dibbs Barker Gosling from AccessUSA or Bingham Dana LLP, counsel to
AccessUSA, that Completion has occurred and that funds held by Dibbs Barker Gosling on behalf of AccessUSA may be paid to, or as directed by, the Vendors as the Purchase Consideration payable at Completion; and

(c) the parties and GroPep will exchange and date fully executed counterpart copies of the Assignment Deed and the Licence Agreement;

(d) all other obligations to be performed by them on Completion under any other clause of this agreement are performed;

(e) any act or other document or thing reasonably necessary to give full effect to this agreement and the sale and assignment of the Assets by the Vendor is done or executed as the case may be.

7.   EMPLOYEES

7.1  Offer

As soon as practicable after the date of this agreement but before Completion, the Purchaser must offer employment in writing to the Employees which will (unless otherwise agreed by the Parties):

(a)   commence as from close of business on Completion;

(b) involve the same duties as are undertaken by each Employee prior to Completion;

(c) be on terms no less favourable to those on which each Employee is employed by the Vendors prior to Completion; and

(d) set out the Purchaser's undertaking to treat any period of service with the Vendors as service with the Purchaser.

7.2   Vendors' Obligations

The Vendors shall use reasonable endeavours to encourage the Employees to accept the offers of employment made in accordance with clause 7.1.

7.3   Employee Payment

On or before the fifth Business Day after Completion, the Vendors must pay the Employee Payment to or for the Employees and the Vendors must indemnify and keep indemnified the Purchaser and AccessUSA against any claim against the Purchaser or AccessUSA in respect of the Employee Payment and any other matters relating to any of the Employees occurring prior to Completion.

7.4  Purchaser Indemnity

The Purchaser will from Completion treat the Employees and deal with their Accrued Entitlements as if the Accrued Entitlements had been accrued by the relevant Employee while in the employment of the Purchaser. The Purchaser must indemnify and keep indemnified the Vendors against each Claim against the Vendors in respect of the Employee Entitlements.

7.5   Superannuation

The parties agree to use their best endeavours to preserve all entitlements, if any, of the Employees under the superannuation funds managed by Biotech Australia Defined Benefits Plan Pty Limited ACN
065 190 945 and Biotech Australia Accumulated Plan Pty Limited ACN
065 188 258, as applicable and the parties agree to use their reasonable endeavours to ensure that the superannuation entitlements of all Employees shall be rolled over into superannuation funds selected or offered by the Purchaser and nominated by each Employee.

7.6   Leslie Horvath

Notwithstanding anything to the contrary in this agreement, and notwithstanding Completion occurring, the Purchaser must leave the offer of employment it has made to Leslie Horvath open for acceptance until 3.00 pm 5 March 2002.

8.   POST COMPLETION

8.1   Post Completion Accessibility

After Completion, the Purchaser must give the Vendors or any professional adviser to the Vendors who has the Vendors' written authority (and who has executed a confidentiality agreement which imposes obligations of confidentiality similar to those imposed on the Vendors pursuant to the Confidentiality Agreement), access during normal business hours, to examine and, if desired, copy at the Vendors' expense the Records to the extent specifically requested and to the extent necessary for the Vendors to comply with applicable law and to prepare tax or other returns required of them by law.

8.2   Further Assurances

The Parties undertake to use commercially reasonable endeavours to do all acts and execute all documents necessary or desirable to give effect to the transactions contemplated by this agreement, including without limitation the effective and valid issue of the Shares and Warrants.

8.3   Intellectual Property

(a) The Vendors must take all steps and do all things as are necessary to deliver to the Purchaser certificates of registration and duly executed assignments of the Patents (in registrable form if required to record a change of ownership).

(b) If required by the Purchaser, the Vendors will take all reasonable steps to procure the reinstatement of the registration in respect of any VB12 Patent in which such registration may have lapsed.

(c)   Any costs incurred by the Vendors in complying with clause
8.3(b) must be reimbursed on demand by the Purchaser and the Purchaser must indemnify and keep indemnified the Vendors against all costs incurred in relation to any steps taken under clause 8.3(b).

8.4   Lodgement of Registration Statements

(a) After Completion, the Purchaser must lodge (or procure the lodgement of) a Registration Statement on Form S-3 with the SEC by 30 June 2002 to register the resale of the Shares and the Purchaser must take all reasonable steps to ensure the Shares are registered and tradeable on AMEX under the Registration Statement at the end of the Escrow Period.

(b) After Completion, the Purchaser must lodge (or procure the lodgement of) a Registration Statement on Form S-3 with the SEC by 30 June 2002 to register the Shares resulting from the exercise of the Warrants and the Purchaser must take all reasonable steps to ensure the Shares resulting from the exercise of the Warrants are registered and tradeable on AMEX under the Registration Statement at the end of the Escrow Period.

8.5   [*] Agreement

(a) The Purchaser must use its reasonable endeavours to enter into the [*] Agreement as soon as practicable.

(b) The Vendors must provide such reasonable assistance to the Purchaser (at the Purchasers cost) for the purpose of clause 8.5(a) as reasonably requested by the Purchaser.

(c) The Purchaser must keep the Vendors reasonably informed of its endeavours to enter into the [*] Agreement and provide the Vendors with an information reasonably requested by the Vendors in relation to the progress of entry

* Confidential Portions have been omitted and are on file separetly with the Commission into the [*] Agreement and assistance necessary for the Vendors to determine if the [*] Agreement has been entered.

8.6   [*] Payments

The Purchaser must provide the Vendors with any information reasonably requested by the Vendors in relation to the [*]
Payments including any information necessary to determine if the [*] Payments have been made.

9.   VENDORS' WARRANTIES

9.1   Vendor's Warranties

Subject to clause 9.2 and clause 11, the Vendors represent and warrant to the Purchaser and AccessUSA that each of the Warranties are true and correct as at the date of this agreement and will be true and correct at Completion.

9.2   Exceptions

The Warranties are given subject to and are qualified by those matters:

(a)   recorded in this agreement;

(b)   specifically set forth in the Schedule of Exceptions.

and the Purchaser may not claim that any fact or matter causes any of the Warranties to be untrue or misleading or causes them to be breached if the fact or matter is recorded in this agreement, disclosed in the Schedule of Exceptions.

9.3   Indemnity

Subject to clause 11, the Vendors must indemnify the Purchaser:

(a) from all Liabilities which the Purchaser suffers or incurs directly or indirectly arising by reason of or in connection with:

(i)   any of the Warranties being untrue or inaccurate in any respect;

(ii) any other covenant or representation of the Vendors in this agreement being untrue or inaccurate in any material respect; or

(iii) any failure by a Vendor to fulfil its obligations under this agreement; and

(b)   from all Claims made by a third party in relation to:

(i) a matter which constitutes, or in circumstances that constitute, a breach of or inaccuracy in any of the Warranties or any other covenant or representation of the Vendors in this agreement;

(ii) any failure by a Vendor to fulfil its obligations under this agreement;

* Confidential Portions have been omitted and are on file separetly with the Commission.

(iii) any and all claims, liabilities and obligations arising out of the use or operation of the Assets or the Business on or prior to Completion including but not limited to:

(A) any Liabilities for the clean up or removal of or for death or injury to person or property (to the extent not covered by insurance) as a result of the release, emission or discharge of any hazardous substance, hazardous waste, toxic pollutants or other chemical by-products relating to or affecting the Assets, the Premises (as such term is defined in the Licence Agreement), which Liability arises out of any matter that occurred or existed on or before Completion; or

(B) any Liabilities for death or injury to person or property to the extent not covered by insurance as a result of any actual or alleged defect in any product sold or manufactured by the Vendors on or prior to Completion;

(iv) any claim or liability arising under the bulk sales laws of any jurisdiction in connection with transactions contemplated by this agreement;

(v) any Liabilities with respect to any Employee in connection with his or her employment or termination of employment on or prior to Completion by the Vendors (including but not limited to those Claims referred to in clause 7.3 but excluding any claims referred to in clause 7.4); and

(vi) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incidental to any of the foregoing including without limitation reasonable attorney's fees and expenses.

9.4   Inducement of Purchaser

The Vendors acknowledge that:

(a) they have made and given the Warranties to induce the Purchaser to enter into this agreement; and

(b) the Purchaser has entered into this agreement in full reliance on the Warranties.

9.5   Application of Warranties

Each of the Warranties:

(a)   remains in full force after Completion; and

(b) is separate and independent and not limited or restricted by any other Warranty or provision of this agreement.

10.   MUTUAL REPRESENTATIONS AND WARRANTIES

Each party represents and warrants to the other parties that each of the following statements insofar as they are applicable to that party is true and correct and will be true and correct at Completion:

(a) (status) it has been duly incorporated or created as the case may be and is validly existing under the laws of the place of its incorporation or creation;

(b) (power) subject to obtaining any shareholder approval required, it has the power to enter into and perform its obligations under this agreement, to carry out the transactions contemplated by this agreement and to carry on its business as now conducted or contemplated;

(c) (corporate authorisations) it has taken all necessary action to authorise the entry into and performance of this agreement and to carry out the transactions contemplated by this agreement;

(d) (documents binding) this agreement creates valid and binding obligations enforceable in accordance with their terms, subject to any necessary stamping and registration; and

(e) (transactions permitted) the execution and performance by it of this agreement and each transaction contemplated under this agreement did not and will not violate in any respect a provision of:

(i) a law or treaty or a judgment, ruling, order or decree of a government or governmental authority or agency binding on it;

(ii) its memorandum or articles of association, constitution or other constituent documents; or

(iii) any other document or agreement which is binding on it or its assets.

11.   LIMITATION OF LIABILITY

11.1   Exclusions

The Purchaser agrees with the Vendors that:

(a) the only representations and warranties on which the Purchaser and AccessUSA have relied in entering into this agreement are those set out in this agreement in schedule 4;

(b) to the extent permitted by law, all other warranties, representations and undertakings (whether express or implied and whether oral or in writing) made or given by the Vendors or their respective employees, agents or representatives are expressly excluded; and

(c) the only person entitled to make a Claim for breach of Warranty under this agreement is the Purchaser and then only strictly in accordance with and subject to the provisions of this agreement.

11.2   Indemnity limitations

Despite any other provision of this agreement, the Vendors have no Liability to the extent that:

(a) any amount the subject of a Claim is unconditionally and irrevocably recovered by the Purchaser under an insurance policy;

(b) the Claim has arisen as a result of an act or omission of the Purchaser after Completion (except to the extent that the act or omission arose as a result of a request of the Vendors).

11.3   Limits on Claims

The Purchaser may not make a Claim against the Vendors for a breach of any Warranty or under the indemnities in clause 9.3:

(a) unless notice (containing particulars sufficient to identify the nature and alleged base of the Claim to the extent known to the Purchaser) of the Claim is given by the Purchaser to the Vendors on or before 31 December 2004; and

(b) until the aggregate of all Claims for breach of Warranties under this agreement exceeds A$50,000, in which case the Purchaser can claim in respect of the full amount and not just in respect of the extent to which the Claim or Claims exceed A$50,000.

11.4   Maximum aggregate liability for Claims

The maximum Liability of the Vendors (excluding legal costs and expenses incurred in defending a Claim from a third party) as a result of Claims for breach of Warranties or under the indemnities in clause
9.3 is limited to the Purchase Consideration.

11.5   Notice of potential Claim

As soon as is reasonably possible after a party first becomes aware of anything which is or may be reasonably likely to give rise to a Claim under this clause 11:

(a) it must notify the other parties in writing of that fact, together with all available details; and

(b) it must, as and when requested by other parties, provide to those other parties any information and details which those other Parties reasonably require.

Failure to give such notice shall not relieve the parties to be notified of their respective obligations (under clause 9 and this clause 11) except to the extent, if at all, that such parties were actually materially harmed by the delay or failure to receive such notice.

11.6   Rights of the Vendors

In respect of any act, matter or thing, notified by the Purchaser under clause 11.3(a) or by any Party under clause 11.5, the Purchaser will:

(a) conduct any legal or other proceedings or any negotiations in consultation with the Vendors; and

(b) act reasonably in the conduct of those proceedings and/or negotiations.

11.7   Notification of credit by Purchaser

If any payment in respect of a Claim under the Warranties is made to the Purchaser by or on behalf of the Vendors and after payment is made the Purchaser receives any benefit or credit by reason of the matters to which the Claim relates, then the Purchaser:

(a)   must immediately notify the Vendors of the benefit or credit; and

(b) pay to the Vendors an amount equal to that paid to the Purchaser by or on behalf of the Vendors or (if less) the amount of the benefit or credit received by the Purchaser.

12.   NO MERGER

The provisions of this agreement capable of having effect after Completion do not merge on Completion and continue to have full effect.

13.   NOTICES

13.1 Any notice to be given to one party by the other tinder this agreement:

(a)   must be in legible writing and in English addressed as follows:

(i)   If to the Vendors:

Address:   P0 Box 283

RYDALMERE BC NSW 1701

Attention:   Chris Bregenhoj

Facsimile:   + 61 2 9898 1119

with a copy to:

Address:   Level 8, Angel Place

123 Pitt Street

SYDNEY NSW 2000

Attention:   John Reen

Facsimile:   + 61 2 8233 9555

(ii)   If to the Purchaser:

Address:   28 Barcoo Street

Roseville NSW 2069

Attention:   Dr Greg Russell Jones

Facsimile:   TBA

with a copy to:

Address:   2600 Stemmons Freeway, Suite 176

DALLAS 75207-2107

UNITED STATES OF AMERICA
Attention:   Kerry P Gray

Facsimile:   +1 214 905 5101

(iii)   If to AccessUSA:

Address:   2600 Stemmons Freeway, Suite 176

DALLAS 75207-2107

UNITED STATES OF AMERICA

Attention:   Kerry P Gray

Facsimile:   +1 214 905 5101

with a copy to:   Bingham Dana LLP

Address:   150 Federal Street, Boston MA 02110

Attention:   John J. Concannon III, Esq

Facsimile:   + 1 617 951 8736

(iv)   If to HTLA:

Address:   P0 Box 283

RYDALMERE BC NSW 1701

Attention:   Chris Bregenhoj

Facsimile:   + 61 2 9898 1119

with a copy to:

Address:   Level 8, Angel Place

123 Pitt Street

Sydney NSW 2000

Attention:   John Reen

Facsimile:   + 61 2 8233 9555

(b) must be delivered to the recipient in person or by overnight international courier (in the case of AccessUSA) hand delivery, by prepaid ordinary post or by facsimile;

(c) must be signed by a duly Authorised Officer or under the common seal of the sender;

13.2 A notice is regarded as being given by the sender and received by the recipient:

(a) if by delivery in person, when delivered to the recipient, but if delivery or receipt is not on a Business Day or occurs after 5.00 pm on a Business Day it will be deemed to have been duly given or made at
9.00 am on the next Business Day;

(b) if by post, three Business Days from and including the date of postage, or seven Business Days from and including the date of postage if posted to or from a place outside Australia after shipment by a reputable international courier; or

(c) in the case of a facsimile or e-mail, on production of a transmission report by the machine from which the facsimile or e-mail were sent which indicates the facsimile or e-mail was sent in its entirety to the facsimile number or e-mail address of the recipient.

13.3 A notice may be relied upon by the recipient and the recipient is not liable to the other party for any consequences of that reliance if the recipient reasonably believes the notice to be genuine, correct and authorised by the sender.

13.4 If a notice is received by facsimile on a day which is not a Business Day or after 5.00 pm on a Business Day, that notice is regarded as received at 9.00 am on the following Business Day.

14.   COSTS

14.1 Each party must bear its own costs in relation to the preparation and execution of this agreement.

14.2 The Purchaser must pay all stamp duty on this agreement and on any instrument or other document executed to give effect to any provisions of this agreement.

15.   ENTIRE AGREEMENT

This agreement and the Confidentiality Agreement contain the entire understanding of the parties as to its subject matter and any and all previous understandings or agreements on that subject matter cease to have any effect from the date of this agreement.

16.   NO WAIVER

16.1 The failure of a party to exercise or delay in exercising a right, power or remedy under this agreement does not prevent its exercise.

16.2 A provision of or right under this agreement may not be waived except by a waiver in writing signed by the party granting the waiver, and will be effective only to the extent specifically set out in that waiver.

17.   GOVERNING LAW AND JURISDICTION

17.1   This agreement is governed by the law of New South Wales.

17.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales.

18.   COUNTERPARTS

This agreement may be executed in any number of counterparts and all those counterparts taken together are regarded as one instrument.

19.   GST

19.1   Interpretation

In this clause 19 the expressions "Input Tax Credit", "Supply", "Tax Invoice", "Recipient" and "Taxable Supply" have the meaningsgiven to those expressions in the GST Act.

19.2   Amounts exclusive of GST

With the exception of any amount payable under this clause 19, unless otherwise expressly stated, all amounts stated to be payable in this agreement are exclusive of GST.

19.3   Additional amount for GST

(a) If GST is imposed on any Supply made under or in accordance with this agreement, the Recipient of the Taxable Supply must pay to the Supplier an additional amount equal to the GST payable on or for the Taxable Supply. Payment of the additional amount will be made at the same time as payment for the Taxable Supply is required to be made in accordance with this agreement, subject to the provision of a Tax Invoice.

(b) If this agreement requires a party to pay for, reimburse or contribute to any expense, loss, indemnity or outgoing ("Reimbursable Expense") suffered or incurred by another party, the amount required to be paid, reimbursed or contributed by the first party will be the sum of:

(i) the amount of the Reimbursable Expense net of Input Tax Credits (if any) to which the other party is entitled in respect of the Reimbursable Expense; and

(ii) if the other party's recovery from the first Party is a Taxable Supply, any GST payable in respect of that Supply.

20.   WITHHOLDING TAX

20.1   Amounts exclusive of withholding tax

With the exception of any amount payable under this clause 20, unless otherwise expressly stated, all amounts stated to be payable in this agreement are exclusive of any withholding tax or any like impost
(whether imposed in the United States of America or any other jurisdiction).

20.2   Additional Amount

If withholding tax, or any like impost, is imposed in any payment made under or in accordance with this agreement, the Purchaser must pay directly (if applicable) or must reimburse the Vendors for any amount paid in respect of that withholding tax or like impost.

21.   GUARANTEED OBLIGATIONS

21.1   Guarantee

AccessUSA irrevocably and unconditionally guarantees to the Vendors the performance and observance of all the Guaranteed Obligations. If the Purchaser fails to perform and observe the Guaranteed Obligations, AccessUSA agrees to perform the Guaranteed Obligations on demand at any time and from time to time or as directed by the Vendors in writing.

21.2   Indemnity

(a) As a separate, primary and severable liability, AccessUSA irrevocably and unconditionally indemnifies the Vendors, and agrees to keep the Vendors indemnified, against any loss or damage suffered or incurred by the Vendors arising out of:

(i) any failure by the Purchaser to observe or perform the Guaranteed Obligations whether contingent, actual or prospective; or

(ii) any Guaranteed Obligation being ineffective for any reason whatsoever (whether or not AccessUSA or the Purchaser knew or ought to have known of that reason), including but not limited to:

A) any legal limitation, disability or incapacity of the Purchaser or any lack or improper exercise of a power or authority in relation to the Purchaser;

(B) the Purchaser making an arrangement, assignment or composition for the benefit of its creditors or an order made or resolution effectively passed for the winding up of the Purchaser or the Purchaser going into liquidation or a receiver, receiver and manager, administrator or provisional liquidator being appointed to the Purchaser; or

(C) any Guaranteed Obligation being or becoming illegal, invalid, void, voidable or unenforceable but not through the passage of time.

(b) Each indemnity in this guarantee and indemnity is a continuing obligation until 27 February 2005. It is not necessary for the Vendors to enforce the Guarantee Obligations against the Purchaser or otherwise to incur expense, loss, damage or make payment before enforcing a right of indemnity conferred by this guarantee and indemnity.

21.3   Continuing Security

This guarantee and indemnity is a continuing security despite any settlement of account, intervening payment, express or implied verification or any other matter or thing whatever, until a final discharge of this guarantee and indemnity has been given to AccessUSA or until 27 February 2005.

21.4   Acknowledgment by AccessUSA

AccessUSA confirms that:

(a) it has relied exclusively on its own knowledge and enquiries of the Purchaser's transactions with the Vendors; and

(b) it has not entered this guarantee and indemnity in reliance on, or as a result of any statement (other than the provisions of this agreement, including the Warranties) or conduct of any kind of or on behalf of the Vendors.

21.5   Enforcement

AccessUSA agrees that the Vendors may enforce this clause 21 following a demand on the Purchaser in relation to the Guaranteed
Obligations.

21.6   Consideration

AccessUSA warrants and represents to the Vendors that it is the holding company of the Purchaser and that it receives a benefit from giving the guarantee and indemnity provided in this clause 21. AccessUSA acknowledges entering into this agreement for valuable consideration.

22.   VENDORS' OBLIGATIONS

22.1   Guarantee

HTLA irrevocably and unconditionally guarantees to the Purchaser the performance and observance of all the Vendors' Obligations. If the Vendors fail to perform and observe the Vendors Obligations, HTLA agrees to perform the Vendors Obligations on demand at any time and from time to time or as directed by the Purchaser in writing.

22.2   Indemnity

(a) As a separate, primary and severable liability, HTLA irrevocably and unconditionally indemnifies the Purchaser, and agrees to keep the Purchaser indemnified, against any loss or damage suffered or incurred by the Purchaser arising out of:

(i) any failure by the Vendors to observe or perform the Vendors' Obligations whether contingent, actual or prospective; or

(ii) any Vendors' Obligation being ineffective for any reason whatsoever (whether or not HTLA or the Vendors knew or ought to have known of that reason), including but not limited to:

(A) any legal limitation, disability or incapacity of the Vendors or any lack or improper exercise of a power or authority in relation to the Vendors;

(B) the Vendors making an arrangement, assignment or composition for the benefit of its creditors or an order made or resolution effectively passed for the winding up of a Vendor or a Vendor going into liquidation or a receiver, receiver and manager, administrator or provisional liquidator being appointed to a Vendor; or

(C) any Vendors' Obligation being or becoming illegal, invalid, void, voidable or unenforceable but not through the passage of time.

(b) Each indemnity in this guarantee and indemnity is a continuing obligation until December 2004. It is not necessary for the Purchaser to enforce the Vendors

Obligations against the Vendors or otherwise to incur expense, loss, damage or make payment before enforcing a right of indemnity conferred by this guarantee and indemnity.

22.3   Continuing Security

This guarantee and indemnity may not be assigned by HTLA without the prior written consent of the Purchaser and AccessUSA and is a continuing security despite any settlement of account, intervening payment, express or implied verification or any other matter or thing whatever, until a final discharge of this guarantee and indemnity has been given to HTLA or until 31 December 2004.

22.4   Acknowledgment by HTLA

HTLA confirms that:

(a) it has relied exclusively on its own knowledge and enquiries of the Vendors' transactions with the Purchaser; and

(b) it has not entered this guarantee and indemnity in reliance on, or as a result of any statement (other than the provisions of this agreement) or conduct of any kind of or on behalf of the Purchaser.

22.5   Enforcement

HTLA agrees that the Purchaser may enforce this clause 22 following a demand on the Vendors in relation to the Vendors' Obligations.

22.6   Consideration

HTLA warrants and represents to the Purchaser that it is the parent company of the Vendors and that it receives a benefit from giving the guarantee and indemnity provided in this clause 22. HTLA acknowledges entering into this agreement for valuable consideration.

22.7   Notification by HTLA

Until a final discharge of this guarantee and indemnity has been given to HTLA or until 30 June 2005, HTLA shall promptly notify the Purchaser of any:

(a) change or impending change in the capital structure or ownership of HTLA; or

(b)   decrease or impending decrease in the book value of HTLA below
AU$4,000,000.

22.8   Limitation

Notwithstanding any other provision of this clause 22, the obligations and liabilities of HTLA under this clause 22 are subject to the qualifications and limitations set out in clauses 9.2 and 11.

23.   ASSIGNMENT

23.1 The Vendors may assign in whole or in part (pursuant to the terms of the Assignment Deed or otherwise) the benefits of this agreement to GroPep but otherwise may not assign the benefits or obligations of this agreement to any third party without the prior written consent of the Purchaser.

23.2 The Purchaser and AccessUSA irrevocably authorise the Vendors to:

(a)   keep the counterpart of the Assignment Deed;

(b) complete the transaction contemplated by the Assignment Deed after Completion (if necessary); and

(c)   complete the blanks in the Assignment Deed.


EXECUTED as an agreement

SIGNED for and on behalf of BIOA        )
PTY LIMITED ABN 52 003 804 984          )
in accordance with section 127 of the   )
Corporation Act:                        )
                                        )
    /s/ C.H. Bregenhoj                  )        /s/ Michael Egan
-----------------------                      -------------------------------
Signature of Director                   )    Signature of Director/Secretary
    C.H. Bregenhoj                      )        Michael Egan
-----------------------                      -------------------------------
Name of Director                        )    Signature of Director/Secretary



SIGNED for and on behalf of             )
BIOTECHNOLOGY AUSTRALIA                 )
PTY LIMITED ABN 32 001 521 866 in       )
accordance with section 127 of the      )
Corporation Act:                        )
                                        )
   /s/ C.H. Bregenhoj                   )        /s/ Michael Egan
-----------------------                      -------------------------------
Signature of Director                   )    Signature of Director/Secretary
    C.H. Bregenhoj                      )        Michael Egan
-----------------------                      -------------------------------
Name of Director                        )    Signature of Director/Secretary

SIGNED for and on behalf of HUMAN       )
THERAPEUTICS LIMITED ABN 36             )
008 540 556 in accordance with section  )
127 of the Corporations Act:            )
                                        )
    /s/ C.H. Bregenhoj                  )        /s/ Michael Egan
-------------------------                    -------------------------------
Signature of Director                   )    Signature of Director/Secretary
    C.H. Bregenhoj                      )        Michael Egan
-------------------------                    -------------------------------
Name of Director                        )    Signature of Director/Secretary



SIGNED for an don behalf of ACCESS      )
PHARMACEUTICALS AUSTRALIA               )
PTY LIMITED CAN 099 593 898 in          )
accordance with section 127 of the      )
Corporation Act:                        )
                                        )
    /s/ Kerry P. Gray                   )
--------------------------                   -------------------------------
Signature of Director                   )    Signature of Director/Secretary
    Kerry P. Gray                       )
--------------------------                   -------------------------------
Name of Director                        )    Name of Director/Secretary



SIGNED for and on behalf of ACCESS      )
PHARMACEUTICALS, INC.                   )
                                        )
    /s/ Kerry P. Gray                   )        /s/ Stephen B. Thompson
--------------------------                   ------------------------------
Signature of Officer                    )    Signature of Officer
    Kerry P. Gray                       )        Stephen B. Thompson
--------------------------                   ------------------------------
Name of Officer (print)                 )    Name of Officer (print)
President and CEO                       )    Asst. Secretary
Office held (print)                     )    Office held (print)